EXHIBIT 10.4

LIST OF ANNEXES TO

MEDIT JOINDER AGREEMENT

OMITTED FROM THIS FILING

ANNEX A	Power of Attorney

ANNEX B	Share Purchase Agreement

ANNEX C	Form of Medit Escrow Agreement and UGI Escrow Agreement

ANNEX D	Form of Medit Guarantee and UGI Guarantee